Pacific Select Fund NSAR 12-31-13

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



The following documents are included in Registrant's Form Type N1A/B, Accession No. 0000950123-13-007879 filed on Otober 15, 2013, and incorporated by reference herein:

Schedule A to Advisory Agreement

Advisory Fee Waiver Agreement - Mid-Cap Growth Portfolio

Amended and Restated Subadvisory Agreement - OppenheimerFunds, Inc.

Amendment No. 3 to Portfolio Management Agreement - UBS

Subadvisory Agreement - Ivy Investment Management Company

Subadvisory Agreement - Principal Global Investors, LLC, d/b/a Macro Currency Group





The following documents are included in Registrant's Form Type N1A/A, Accession No. 0001193125-14-013357 filed on January 17, 2014, and incorporated by reference herein:

Amendment to the Advisory Fee Waiver Agreement - American Funds
Growth Portfolio

Amendment to the Advisory Fee Waiver Agreement - American Funds
Growth-Income Portfolio

Amendment to the Advisory Fee Waiver Agreement - American Funds
Asset Allocation Portfolio

Advisory Fee Waiver Agreement - Floating Rate Loan Portfolio

Amendment No. 3 to Portfolio Management Agreement - BlackRock
Investment Management, LLC

Amendment No. 1 to Portfolio Management Agreement - SSgA

Amednment No. 1 to Subadvisory Agreement - Ivy

Subadvisory Agreement - Lord, Abbett & Co. LLC